Exhibit T3A.84

FLORIDA DEPARTMENT OF STATE

Glenda E. Hood

Secretary of State

April 13, 2005

HARRY DAVIS

CSC

TALLAHASSEE, FL

The Articles of Organization for CBL/GULF COAST, LLC were filed on April 12, 2005, and assigned document number L05000035649. Please refer to this number whenever corresponding with this office.

In accordance with section 608.406(2),F.S., the name of this limited liability company is filed with the Department of State for public notice only and is granted without regard to any other name recorded with the Division of Corporations.

A limited liability company annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number may be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the limited liability company address changes, it is the responsibility of the limited liability company to notify this office.

Should you have any questions regarding this matter, please contact this office at the address given below.

Buck Kohr Document Specialist Registration/Foreign Qualification Division of Corporations	Letter Number: 105A00025023
Account number: 072100000032	Amount charged: 125.00

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY
ARTICLE I - Name: The name of the Limited Liability Company is: CBL/Gulf coast, LLC

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

CBL Center, Suite 500	CBL Center, Suite 500

2030 Hamilton Place Boulevard	2030 Hamilton Place Boulevard

Chattanooga, TN 37421	Chattanooga, TN 37421

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee FLORIDA 32301
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent us provided for in Chapter 608, Florida Statutes..

Corporation Service Company

By:	/s/ Brian Courtney	Brian Courtney Asst. V Pres.
Registered Agent’s Signature

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGR	CBL & Associates Limited Partnership
CBL Center, 2030 Hamilton Place Blvd.
Chattanooga, TN 37421

(Use attachment if necessary)

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

/s/ Jeffery V. Curry
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

By: Jeffery V. Curry, Organizer
Typed or printed name of signee

Filing Fees:

$100.00 Filing Fee for Articles of Organization

$  25.00 Designation of Registered Agent

$  30.00 Certified Copy (Optional)

$    5.00 Certificate of Status (Optional)